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                         HERITAGE CAPITAL APPRECIATION TRUST
                                SUBADVISORY AGREEMENT


              This Subadvisory Agreement is made as of February 27, 1995, between Heritage Asset Management, Inc., a Florida corporation (the "Manager"), and Liberty Investment Management, Inc. d/b/a Liberty Investment Management, a Florida corporation (the "Subadviser").

              WHEREAS, the Manager has by separate contract agreed to serve as the investment adviser and administrator to Heritage Capital Appreciation Trust ("Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end diversified management investment company consisting of one or more investment portfolios, each having its own assets and investment policies;

              WHEREAS, the Manager's contract with the Trust allows it to delegate certain investment advisory services for the Trust to other parties; and

              WHEREAS, the Manager desires to retain the Subadviser to perform certain investment advisory services for the Trust with respect to its existing portfolio and such other portfolios as the Trust and the Manager shall agree upon and so specify from time to time in one or more Schedules attached hereto (collectively, the "Portfolios"), and the Subadviser is willing to perform such services;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

              1.      SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST.

                      (a) Investment Program. Subject to the control and supervision of the Board of Trustees of the Trust and the Manager, the Subadviser shall, at its expense, continuously furnish to the Portfolios an investment program for such portion, if any, of Portfolio assets which is allocated to it by the Manager from time to time. With respect to such assets, the Subadviser will make investment decisions and will place all orders for the purchase and sale of portfolio securities. In the performance of its duties, the Subadviser will act in the best interests of the Portfolios and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of the Portfolios, as stated in the then-current Registration Statement of the Trust, and (iv) such other guidelines as the Trustees or Manager may establish. The Manager shall be responsible for providing the Subadviser with current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 1.

                      At such time as will be reasonably requested by the Board
              or the Manager, the Subadviser will provide them with economic
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              and investment analysis and reports, and make available to the
              Board any economical, statistical of investment services normally available to similar investment company clients of the Subadviser.

                      (b) AVAILABILITY OF PERSONNEL. The Subadviser, at its expense, will make available to the Trustees and the Manager at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Portfolios and to consult with the Trustees and the Manager regarding the investment affairs of the Portfolios, including economic, statistical and investment matters relevant to the Subadviser's duties hereunder, and will provide periodic reports to the Manager relating to the portfolio strategies it employs.

                      (c) SALARIES AND FACILITIES. The Subadviser, at itsexpense, will pay for all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                      (d) COMPLIANCE REPORTS. The Subadviser, at its expense, will provide the Manager with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

                      (e) VALUATION. The Subadviser, at its expense, will provide the Trust's fund accountant or custodian, as the case may be, with market price information relating to the assets of the Portfolios for which the Subadviser has responsibility at such times as the parties hereto may agree upon from time to time.

                      (f) EXECUTING PORTFOLIO TRANSACTIONS. The Subadviser will place orders pursuant to its investment determinations for each Portfolio either directly with the issuer or through other brokers. In the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for the Portfolios, the Subadviser shall use its best efforts to obtain for the Portfolios the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Subadviser, bearing in mind the Trust's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Board of Trustees may determine, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Portfolio to pay a broker that provides brokerage and research services to the Subadviser an amount of commission for effecting
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              a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to the Trust and to other clients of the Subadviser as to which the Subadviser exercises investment discretion. In no instance will portfolio securities of any Portfolio be purchased from or sold to the Subadviser or any affiliated person of the Subadviser. The Trust agrees that any entity or person associated with the Manager or the Subadviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the Trust consents to the retention of compensation for such transactions.

                      (g) EXPENSES. The Subadviser shall not be obligated to pay any expenses of or for the Trust not expressly assumed by the Subadviser pursuant to this Agreement.

              2. BOOKS AND RECORDS. Pursuant to Rule 31a-3 under the 1940 Act, the Subadviser agrees that: (a) all records it maintains for the Trust are the property of the Trust; (b) it will surrender promptly to the Trust or the Manager any such records upon the Trust's or Manager's request; (c) it will maintain for the Trust the records that the Trust is required to maintain pursuant to Rule 31a-1 insofar as such records relate to the investment affairs of the Portfolios for which the Subadviser has responsibility under this Agreement; and (d) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

              3. OTHER AGREEMENTS. The Subadviser and persons controlled by or under common control with the Subadviser have and may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses. Nothing in this Agreement is intended to preclude such other business relationships.

              4. COMPENSATION. The Manager will pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement a subadvisory fee as set forth in Schedule A, which schedule can be modified from time to time to reflect changes in annual rates or the addition or deletion of a Portfolio from this Agreement, subject to appropriate approvals required by the 1940 Act. Such fees shall be paid by the Manager (and not by the Trust) without regard to any reduction in the fees paid to the Manager as a result of any statutory or regulatory limitation on investment company expenses. Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated.
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              5.      ASSIGNMENT AND AMENDMENT OF AGREEMENT.  This Agreement
     automatically shall terminate without the payment of any penalty in the event of its assignment or if the Investment Advisory and Administration Agreement between the Manager and the Trust shall terminate for any reason. This Agreement shall not be materially amended unless such amendment is approved by the affirmative vote of a majority of the outstanding shares of each applicable Portfolio, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the members of the Board of Trustees who are not interested persons of the Trust, the Manager or the Subadviser (the "Independent Trustees"). The Subadviser agrees to notify the Manager of any change in control of the Subadviser before such change.

              6. DURATION AND TERMINATION OF THE AGREEMENT. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Portfolio now existing or hereafter created unless it has first been approved (a) by a vote of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by an affirmative vote of a majority of the outstanding voting shares of that Portfolio. This Agreement shall remain in full force and effect continuously thereafter without the payment of any penalty as follows:

                      (a) By vote of a majority of the (i) Independent Trustees, or (ii) outstanding voting shares of the applicable Portfolios, the Trust may at any time terminate this Agreement with respect to any or all Portfolios by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Subadviser.

                      (b) This Agreement will terminate automatically with respect to a Portfolio unless, within two years after its initial effectiveness with respect to such Portfolio and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board of Trustees or the shareholders of such Portfolio by the affirmative vote of a majority of the outstanding shares of such Portfolio, and (ii) a majority of the Independent Trustees, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any Portfolio for their approval and such shareholders fail to approve such continuance as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                      (c) The Manager may at any time terminate this Agreement with respect to any or all Portfolios by not less than
              60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement with respect to any or all
              Portfolios by not less than 90 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.
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                      (d)      This Agreement automatically and immediately will
              terminate in the event of its assignment.

              Upon termination of this Agreement with respect to any Portfolio, the duties of the Manager delegated to the Subadviser under this Agreement with respect to such Portfolio automatically shall revert to the Manager.

              7. NOTIFICATION OF THE MANAGER. The Subadviser promptly shall notify the Manager in writing of the occurrence of any of the following events:

                      (a) the Subadviser shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

                      (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust or any Portfolio; or

                      (c) any other occurrence that might affect the ability of the Subadviser to provide the services provided for under this Agreement.

              8. DEFINITIONS. For the purposes of this Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and references to annual approvals by the Board of Trustees shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

              9. LIABILITY OF THE SUBADVISER. In the absence of its willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager, the Trust or their directors, Trustees, officers or shareholders, for any act or omission in the course of, or connected with, rendering services hereunder. However, the Subadviser shall indemnify and hold harmless such parties from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) which arise or result from Subadviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

              10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Florida
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     conflict with the applicable provisions of the 1940 Act, the latter shall control.

              11. MASSACHUSETTS BUSINESS TRUST. Subadviser hereby acknowledges that, although this Agreement is executed by an officer and/or trustee of the Trust, the obligations of this Agreement are not binding upon any of them individually or upon the Trust's shareholders individually; rather, these obligations are binding only upon the assets and property of the Trust.

              12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

              13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Securities & Exchange Commission, whether special or general application, such provision shall be deemed to incorporate the effect of such rule regulation or order.

              IN WITNESS WHEREOF, Heritage Asset Management, Inc. and Liberty Investment Management, Inc. d/b/a Liberty Investment Management have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.



     Attest:                                    HERITAGE ASSET MANAGEMENT, INC.



     By:                               By:
        ---------------------             -----------------------------


                                   LIBERTY INVESTMENT MANAGEMENT, INC.
     Attest:                       d/b/a LIBERTY INVESTMENT MANAGEMENT



     By:                               By:
        ---------------------             -----------------------------
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                                     SCHEDULE A
                                       TO THE
                         HERITAGE CAPITAL APPRECIATION TRUST
                                SUBADVISORY AGREEMENT
                                       BETWEEN
                           HERITAGE ASSET MANAGEMENT, INC.
                                         AND
                            LIBERTY INVESTMENT MANAGEMENT

              As compensation pursuant to section 4 of the Subadvisory Agreement between Heritage Asset Management, Inc. (the "Manager") and Liberty Investment Management, Inc. d/b/a Liberty Investment Management (the "Subadviser"), the Manager shall pay the Subadviser a subadvisory fee, computed and paid monthly, at the following percentage rates of the Trust's average daily net assets under management by the Subadviser:


     (1) For the Heritage Capital Appreciation Trust:   0.25%










     Dated:  February 27, 1995
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